                                                                     Exhibit  16



                     [Greenawalt & Company, P.C. Letterhead]



                                           March 7, 2003



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

         We have reviewed the disclosures made by First Community Financial Corporation in Part II, Item 8, "Changes in and Disagreements with Accountants," of the Corporation's Annual Report on Form 10K-SB, and hereby confirm our agreement with the statements made therein.

                                             Very truly yours,



                                             /s/ Greenawalt & Company, P.C.